UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2008

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE

(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR    240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 6, 2008, Republic Bank & Trust Company (“Republic”) entered into a lease agreement effective July 1, 2008 with The Jaytee Properties Limited Partnership (“Jaytee”) relating to real property at 661 South Hurstbourne Parkway, Louisville, KY. The lease is set forth in Exhibit 10.1 hereto and incorporated herein by reference.

On June 6, 2008, Republic entered into a lease agreement effective July 1, 2008 with Jaytee relating to real property at 2801 Bardstown Road, Louisville, KY. The lease is set forth in Exhibit 10.2 hereto and incorporated herein by reference.

Republic Bancorp, Inc. is the parent company of Republic. With respect to Jaytee, Bernard M. Trager is a limited partner and his spouse, Jean S. Trager, is a limited partner and co-trustee of a trust which is a general partner of Jaytee.

Bernard M. Trager, Chairman of Republic Bancorp, Inc. and Jean S. Trager, his spouse, own controlling interests in Republic Bancorp, Inc. and Jaytee. Jaytee is also a shareholder of Republic Bancorp, Inc. Relatives of Bernard M. Trager, including Steven E. Trager and A. Scott Trager, both directors and executive officers of Republic Bancorp, Inc., are also partners in Jaytee.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Lease between Republic and Jaytee relating to real property at 661 South Hurstbourne Parkway, Louisville, KY.

10.2	Lease between Republic and Jaytee relating to real property at 2801 Bardstown Road, Louisville, KY.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date:	June 9, 2008	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Lease between Republic Bank & Trust Company and Jaytee Properties, dated June 6, 2008 and effective July 1, 2008, relating to property at 661 South Hurstbourne Parkway, Louisville, KY.

10.2	Lease between Republic Bank & Trust Company and Jaytee Properties, dated June 6, 2008 and effective July 1, 2008, relating to property at 2801 Bardstown Road, Louisville, KY.